Exhibit 10.49

CONSULTING SERVICES AGREEMENT
This Consulting Services Agreement (this “Agreement”), dated as of March 1, 2016 (the “Effective Date”), is made and entered into between American Railcar Industries, Inc., a corporation organized under the laws of the State of North Dakota (together with its successors and assigns, the “Consultant”), and American Railcar Leasing LLC, a limited liability company organized under the laws of the State of Delaware (together with its Subsidiaries, and its and their respective successors and assigns, the “Company”).
RECITALS

WHEREAS, the Company desires to retain the Consultant to provide the Services (as defined below), and the Consultant is willing to perform such Services, each under the terms and conditions hereinafter set forth;
NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Consultant (hereinafter, collectively, the “Parties”, or each, individually, a “Party”) hereby agree as follows:
1.Definitions. As used herein, the following terms shall have the following meanings:
“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” shall have the meaning set forth in the preamble hereof.
“Company” shall have the meaning set forth in the preamble hereof.
“Consultant” shall have the meaning set forth in the preamble hereof.
“Effective Date” shall have the meaning set forth in the preamble hereof.
“Indemnified Party” shall have the meaning set forth in Section 7 hereof.
“Legal Services” shall mean the provision of legal services by a lawyer or lawyers pursuant to the Consultant’s provision of the Services.
“Losses” shall have the meaning set forth in Section 7 hereof.
“Party” or “Parties” shall have the meaning set forth in the recitals hereof.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or governmental authority.

“Related Party” means the officers, directors, stockholders, employees, agents, representatives and Affiliates of any Person.
“Services” means the provision of a lawyer or lawyers to provide Legal Services as required by the Company from time to time.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Term” means the term of the respective obligations of Consultant hereunder, commencing as of the Effective Date and continuing until terminated in accordance with the terms and provisions set forth herein.
2.    Engagement.
2.1        The Company hereby engages the Consultant to provide the Services to the Company on the terms and conditions set forth herein and the Consultant hereby accepts such engagement. The Parties acknowledge and agree that in order to provide the Services, the Consultant may designate and cause one or more individuals who are employees of the Consultant to provide the Legal Services to the Company. Initially, the Consultant designates Yevgeny Fundler to provide the Legal Services. Consultant reserves the right to refuse to provide any Services if the Consultant believes that the associated Legal Services would present an actual, potential or apparent conflict between the Consultant in connection with the provision of the Services and any lawyer providing the Legal Services, on the one hand, and the Company, on the other hand. Each of the Parties and Yevgeny Fundler agree not to request or provide any Services or Legal Services hereunder that would present an actual, potential or apparent conflict between the Consultant in connection with the provision of the Services and any lawyer providing the Legal Services, on the one hand, and the Company, on the other hand.
Subject to the terms and provisions hereof, Consultant shall provide or arrange for the provision of the Services to and on behalf of the Company during the Term in the same manner as Consultant performs such services on its own behalf. The Company shall furnish to Consultant all such information as may be reasonably necessary to enable Consultant to provide the Services. Any Service to be provided by Consultant under this Agreement shall be performed by Consultant or any other Person with the capability to provide such Service that Consultant designates to provide such Service.
3.    Fees and Expenses.

For the Services to be performed hereunder, the Company will pay to the Consultant on the last business day of each calendar quarter with respect to such quarter an aggregate fee calculated by multiplying the salary payable by Consultant to the person designated in Section 2.1 to provide the Legal Services for such quarter by a fraction, the numerator of which is the number of hours spent by such person performing Legal Services for the Company and the denominator of which equals the numerator plus the number of hours spent by such person under the employment of Consultant; provided that any unallocated hours in a quarter (using a 40-hour work week) shall be added to the denominator. In addition, the Company shall reimburse Consultant for all reasonable and documented costs and expenses incurred in accordance with this Agreement.

4.    Term of Agreement.     This Agreement is terminable by the Consultant or the Company upon five (5) business days prior written notice with respect to any or all of the Services, which termination shall be effective as of the date as such notice may specify.
5.    Independent Contractor.
5.1    It is understood and acknowledged that the Services which the Consultant will provide to the Company hereunder, and the Legal Services provided in connection therewith, shall be in the capacity of an independent contractor and not as an employee or agent of the Company. Nothing herein shall be construed to create a joint venture or partnership between the Parties hereto. Nothing in this Agreement shall be deemed or construed to enlarge the fiduciary duties and responsibilities, if any, of the Consultant or any of its Related Parties, including without limitation in any of their respective capacities as members or employees of the Company.
5.2    Consultant shall control the conditions, time, details and means by which Consultant performs the Services and by which the designated lawyer performs the Legal Services.
5.3    Consultant shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of the employees of Consultant who will perform the Services and the Legal Services. The parties acknowledge that employees of Consultant are not, and shall not be deemed to be employees of Company, but are, at all times, employees of Consultant. Consultant shall be solely responsible for paying such employees’ compensation and providing to such employees any benefits.
6.    Disclaimer; Limitation of Liability.
6.1    The Consultant makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder or the Legal Services to be provided by the designated lawyers.
6.2    The Consultant and its directors, officers and employees assume no liability for anything other than to render or stand ready to render the Services and Legal Services specifically called for herein, and neither the Consultant nor any of its Related Parties (other than the Company) shall be responsible for any action of the Company under any agreements, instruments or documents to which the Company is a party. Neither the Consultant nor any director, officer or employee of the Consultant shall be liable for or shall have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Company in connection with such agreements, instruments or documents.
6.3    Neither the Consultant nor any of its Related Parties (other than the Company) shall be liable to the Company or any of its Affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of any Services or the Legal Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct of such person. In no event will the Consultant or any of its Related Parties be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if the Consultant has been advised of the possibility of such damages. Under no circumstances will the liability of the Consultant or any of its Related Parties exceed, in the aggregate, the fees actually paid to the Consultant hereunder.
6.4    Notwithstanding anything in this Agreement to the contrary, including Sections 6.2, 6.3, and 7 of this Agreement, the indemnification provisions and limitations on liability set forth herein shall not apply or be enforceable to the extent that any applicable laws or rules of professional conduct applicable to lawyers limits a lawyer’s ability to make an agreement prospectively limiting the lawyer’s liability to a client for malpractice.

6.5    The provisions of this Section 6 shall survive termination of this Agreement.
7.    Indemnification.
Company shall indemnify, defend and hold harmless the Consultant and each of its Related Parties, successors and permitted assigns (each, an “Indemnified Party”) from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by an Indemnified Party or awarded against an Indemnified Party in a final judgment (collectively, “Losses”), relating to, arising out of or resulting from any claim of a third party or otherwise arising out of, relating to or occurring in connection with the Services, the Legal Services, or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services, the Legal Services, or other matters referred to or contemplated by this Agreement. The Company will not be liable under the foregoing indemnification provision to the extent that any Losses are determined by a court, in a final judgment, to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Section 7 shall be in addition to any liability which the Company may otherwise have. The provisions of this Section 7 shall survive termination of this Agreement.
8.    Permissible Activities; Non-Exclusive .
Nothing herein shall in any way preclude the Consultant or its Affiliates or their respective Related Parties from engaging in any business activities or from performing services for its or their own account or for the account of others, including without limitation companies which may be in competition with the business conducted by the Company and any of its Affiliates. Nothing contained herein prohibits the engagement of another consultant to represent the Company in any matter by, and in the discretion of, the management of the Company or a governing body of the Company, and nothing contained herein constitutes a representation that the Company will request that any Services be performed by the Consultant pursuant to this Agreement or otherwise.
9.    Entire Agreement.
This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, regarding such subject matter.
10.    Notices.
Any notice, certificate, document, acceptance or report required or permitted to be given by either party hereto to the other party shall be in writing and shall be deemed delivered when deposited in the United States mails, first class postage prepaid, or when delivered personally, or reputable air courier, addressed as follows:

If to the Company:	American Railcar Leasing LLC 100 Clark Street St. Charles, Missouri 63301

If to the Consultant:	American Railcar Industries, Inc. 100 Clark Street St. Charles, Missouri 63301

11.    Severability.
If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
12.    Amendments.
No amendment to or modification of or rescission, termination or discharge of this Agreement is effective unless it is in writing and signed by each Party.
13.    Waiver.
No waiver by any party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
14.    Successors and Assigns.
This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.
15.    No Third-Party Beneficiaries.
This Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
16.    GOVERNING LAW

THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.
17.    WAIVER OF JURY TRIAL.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF.
18.    Headings.
The descriptive headings of the several subsections and articles of this Agreement are inserted for convenience only and do not constitute part of this Agreement.
19.    No Strict Construction.
The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
20.    Counterparts.
This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in Section 9, a signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
21.    Force Majeure.
Neither party hereto shall be deemed to be in breach or in violation of the Agreement if such Person is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including acts of God, strikes, fires, storms, insurrections, public disturbances, natural disasters, embargoes, explosions, riots, wars, acts of terrorism or any regulation of any federal, state or local government or any agency thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be duly executed and delivered on the date first above written.

AMERICAN RAILCAR LEASING LLC
By____________________________________ Name: John O’Bryan Title: Chief Executive Officer

AMERICAN RAILCAR INDUSTRIES, INC.
By____________________________________ Name: Jeffrey S. Hollister Title: Chief Executive Officer Agreed and Accepted by: _________________________________________ Yevgeny Fundler

[Signature Page to Consulting Services Agreement]